Exhibit 99.1

Nine Energy Service Announces First Quarter 2022 Results

•	Total liquidity position of $74.6 million as of March 31, 2022

•	Revenue, net loss and adjusted EBITDAA of $116.9 million, $(6.9) million and $12.2 million, respectively, for the first quarter of 2022

•	First quarter 2022 basic loss per share of $(0.23)

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2022 revenues of $116.9 million, net loss of $(6.9) million and adjusted EBITDA of $12.2 million. For the first quarter 2022, adjusted net lossB was $(6.6) million, or $(0.22) adjusted basic loss per shareC.

The Company had provided original first quarter 2022 revenue guidance between $108.0 and $116.0 million, with actual results falling above the provided range and representing a sequential revenue increase of approximately 11% quarter over quarter.

“We had a strong growth quarter, with both activity and pricing improving over Q4 across the majority of our service lines,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“Overall, market activity did improve during Q1, with the average frac crew count increasing between 6-8% versus Q4. We saw activity increase across the majority of our service lines, with double-digit price increases in both cementing and coiled tubing. Cementing performed extremely well this quarter with revenue increasing by approximately 31% quarter over quarter versus the average U.S. rig count, which increased by approximately 13%. Our completion tool technology continues to perform well in the field, and we are excited about the continued interest in the dissolvable plug technology. ESG initiatives, including the recently proposed disclosure rules by the SEC, coupled with labor and equipment constraints, should continue to propel the adoption of dissolvable plugs.”

“The outlook for the remainder of 2022 and 2023 continues to be very positive. The oilfield service industry remains under-supplied from both an equipment and labor perspective and we anticipate this will continue to be a catalyst for further price increases for the remainder of the year; however, this will be coupled with cost inflation. We remain bullish on the outlook for the dissolvable plug market and its growth and expect revenue for all of our service lines to increase for Q2. With what we know today, we anticipate revenue and adjusted EBITDA to improve sequentially for Q2. With supportive commodity prices, U.S. shale will be an important supplier of natural gas and crude oil for the globe. We are well positioned with our geographic and service line diversity to grow earnings with relatively low capital requirements.”

Operating Results

During the first quarter of 2022, the Company reported revenues of $116.9 million, gross profit of $12.7 million and adjusted gross profitD of $22.6 million. Gross profit increased by approximately 169% quarter over quarter, and adjusted gross profit increased by approximately 52% quarter over quarter. During the first quarter, the Company generated ROICE of 2.1%.

During the first quarter of 2022, the Company reported selling, general and administrative expense of $11.8 million, similar to $11.8 million for the fourth quarter of 2021. Depreciation and amortization expense in the first quarter of 2022 was $10.4 million, compared to $10.7 million for the fourth quarter of 2021.

The Company recognized income tax expense of approximately $112 thousand for the quarter, resulting in an effective tax rate of (1.7)% for the three months ended March 31, 2022. The tax expense for 2022 is primarily the result of our tax position in state and foreign tax jurisdictions.

Liquidity and Capital Expenditures

During the first quarter of 2022, the Company reported net cash used in operating activities of $(6.5) million, compared to $(13.7) million for the fourth quarter of 2021. Capital expenditures totaled $2.4 million during the first quarter of 2022.

As of March 31, 2022, Nine’s cash and cash equivalents were $19.9 million, and the Company had $54.7 million of availability under the revolving credit facility, resulting in a total liquidity position of $74.6 million as of March 31, 2022. On March 31, 2022, the Company had $20.0 million of borrowings under the 2018 ABL Credit Facility and has subsequently borrowed an additional $7.0 million in April 2022.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, May 5, 2022, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 19, 2022, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13728777.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which has been and may again be affected by the COVID-19 pandemic and related economic repercussions and which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa; general economic conditions and inflation, particularly, cost inflation with labor or materials; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the ongoing COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, performance of contracts and supply chain disruptions; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Revenues	$116,935	$105,093
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	94,318	90,192
General and administrative expenses	11,836	11,796
Depreciation	6,504	6,757
Amortization of intangibles	3,904	3,904
Loss on revaluation of contingent liability	5	584
(Gain) loss on sale of property and equipment	(714)	—

Income (loss) from operations	1,082	(8,140)
Interest expense	8,077	7,993
Interest income	(12)	(2)
Other income	(196)	(195)

Loss before income taxes	(6,787)	(15,936)
Provision (benefit) for income taxes	112	(188)

Net loss	$(6,899)	$(15,748)
Loss per share
Basic	$(0.23)	$(0.52)
Diluted	$(0.23)	$(0.52)
Weighted average shares outstanding
Basic	30,491,976	30,452,049
Diluted	30,491,976	30,452,049
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$8	$(2)

Total other comprehensive income (loss), net of tax	8	(2)

Total comprehensive loss	$(6,891)	$(15,750)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$19,941	$21,509
Accounts receivable, net	79,744	64,025
Income taxes receivable	1,108	1,393
Inventories, net	45,959	42,180
Prepaid expenses and other current assets	12,227	10,195

Total current assets	158,979	139,302
Property and equipment, net	81,808	86,958
Operating lease right-of-use assets, net	33,883	35,117
Finance lease right-of-use assets, net	1,520	1,445
Intangible assets, net	112,504	116,408
Other long-term assets	2,175	2,383

Total assets	$390,869	$381,613

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$29,887	$28,680
Accrued expenses	29,606	18,519
Current portion of long-term debt	1,168	2,093
Current portion of operating lease obligations	6,085	6,091
Current portion of finance lease obligations	989	1,070

Total current liabilities	67,735	56,453
Long-term liabilities
Long-term debt	337,731	332,314
Long-term operating lease obligations	29,181	30,435
Long-term finance lease obligations	—	65
Other long-term liabilities	1,588	1,613

Total liabilities	436,235	420,880
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 32,821,113 and 32,826,325 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	328	328
Additional paid-in capital	774,142	773,350
Accumulated other comprehensive loss	(4,527)	(4,535)
Accumulated deficit	(815,309)	(808,410)

Total stockholders’ equity	(45,366)	(39,267)

Total liabilities and stockholders’ equity	$390,869	$381,613

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Cash flows from operating activities
Net loss	$(6,899)	$(15,748)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	6,504	6,757
Amortization of intangibles	3,904	3,904
Amortization of deferred financing costs	643	642
Amortization of operating leases	1,991	2,019
Provision for (recovery of) doubtful accounts	(172)	3
Provision for inventory obsolescence	1,077	1,161
Stock-based compensation expense	927	1,215
(Gain) loss on sale of property and equipment	(714)	—
Loss on revaluation of contingent liability	5	584
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(15,541)	(5,439)
Inventories, net	(4,838)	(324)
Prepaid expenses and other current assets	(2,528)	394
Accounts payable and accrued expenses	10,951	(5,312)
Income taxes receivable/payable	285	(187)
Other assets and liabilities	(2,054)	(3,381)

Net cash used in operating activities	(6,459)	(13,712)

Cash flows from investing activities
Proceeds from sales of property and equipment	2,041	495
Proceeds from property and equipment casualty losses	175	—
Purchases of property and equipment	(876)	(10,581)

Net cash provided by (used in) investing activities	1,340	(10,086)

Cash flows from financing activities
Payments on Magnum Promissory Notes	(562)	(282)
Proceeds from 2018 ABL Credit Facility	5,000	15,000
Proceeds from short-term debt	—	1,513
Payments of short-term debt	(363)	(545)
Payments on finance leases	(329)	(284)
Payments of contingent liability	(44)	(44)
Vesting of restricted stock and stock units	(135)	—

Net cash provided by financing activities	3,567	15,358

Impact of foreign currency exchange on cash	(16)	(20)

Net decrease in cash and cash equivalents	(1,568)	(8,460)
Cash and cash equivalents
Beginning of period	21,509	29,969

End of period	$19,941	$21,509

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
EBITDA reconciliation:
Net loss	$(6,899)	$(15,748)
Interest expense	8,077	7,993
Interest income	(12)	(2)
Provision (benefit) for income taxes	112	(188)
Depreciation	6,504	6,757
Amortization of intangibles	3,904	3,904

EBITDA	$11,686	$2,716
Loss on revaluation of contingent liability (1)	5	584
Restructuring charges	285	—
Stock-based compensation expense	927	1,215
Gain (loss) on sale of property and equipment	(714)	—
Legal fees and settlements (2)	34	45

Adjusted EBITDA	$12,223	$4,560

(1) Amounts relate to the revaluation of a contingent liability associated with a 2018 acquisition.
(2) Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Net loss	$(6,899)	$(15,748)
Add back:
Interest expense	8,077	7,993
Interest income	(12)	(2)
Restructuring charges	285	—

After-tax net operating income (loss)	$1,451	$(7,757)
Total capital as of prior period-end:
Total stockholders’ equity	$(39,267)	$(24,732)
Total debt	337,436	321,750
Less: cash and cash equivalents	(21,509)	(29,969)

Total capital as of prior period-end:	$276,660	$267,049

Total capital as of period-end:
Total stockholders’ equity	$(45,366)	$(39,267)
Total debt	341,511	337,436
Less: cash and cash equivalents	(19,941)	(21,509)

Total capital as of period-end:	$276,204	$276,660

Average total capital	$276,432	$271,855

ROIC	2.1%	-11.4%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Calculation of gross profit (loss)
Revenues	$116,935	$105,093
Cost of revenues (exclusive of depreciation and amortization shown separately below)	94,318	90,192
Depreciation (related to cost of revenues)	6,049	6,284
Amortization of intangibles	3,904	3,904

Gross profit	$12,664	$4,713

Adjusted gross profit (loss) reconciliation
Gross profit	$12,664	$4,713
Depreciation (related to cost of revenues)	6,049	6,284
Amortization of intangibles	3,904	3,904

Adjusted gross profit	$22,617	$14,901

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021
Reconciliation of adjusted net loss:
Net loss	$(6,899)	$(15,748)
Add back:
Restructuring charges	285	—

Adjusted net loss	$(6,614)	$(15,748)
Weighted average shares
Weighted average shares outstanding for basic and	30,491,976	30,452,049
adjusted basic earnings (loss) per share
Loss per share:
Basic loss per share	$(0.23)	$(0.52)
Adjusted basic loss per share	$(0.22)	$(0.52)

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

CAdjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DAdjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.

EReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.